UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

Worlds.com Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-24115	22-1848316
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 725-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Effective as of December 31, 2010, the registrant sold an aggregate of 3,333,331 shares of its common stock at a price per share of $0.12 for a total purchase price of $400,000.  No commissions or fees were paid with respect to this financing.  The sale of the securities was exempt from registration pursuant to the exemption contained in Regulation D, Rule 506, promulgated under the Securities Act of 1933 (the “Act”) inasmuch as the investors were all “accredited” as such term is defined in Rule 501, as promulgated under the Act, and no general solicitation or advertising was used in connection with the fundraising.

On December 16, 2010 and November 18, 2010, the registrant issued 2,100,000 and 350,000 shares of its common stock, respectively, to two service providers in exchange for services valued at $126,000 and $21,000, respectively.  No commissions or fees were paid with respect to these issuances.  The sale of the securities was exempt from registration pursuant to the exemption contained in Section 4(2) of the Act inasmuch as it was not a public offering since no general solicitation or advertising of any kind was used in connection with the issuance, the recipients had a direct relationship with the registrant, there were only two recipients, each of whom is knowledgeable enough of the registrant to be able to fend for themselves in making the decision to accept the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS.COM INC.

Dated: January 6, 2011
By: /s/ Thomas Kidrin Thomas Kidrin, President